EXHIBIT 5

March 27, 2003

Tsakos Energy Navigation Limited

367 Syngrou Avenue

175 64 P, Faliro

Athens, Greece

Dear Sirs:

Offering of 360,000 Common Shares

Pursuant to Registration Statement on Form S-8

We have acted as special legal counsel in Bermuda to Tsakos Energy Navigation Limited, a company organized under the laws of Bermuda (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”) of a Registration Statement on Form S-8 (the “Registration Statement”) relating to the registration by the Company of 360,000 Common Shares of the Company (the “Shares”), which may be issued and sold to eligible participants upon the exercise of options granted pursuant to the Company’s Stock Option Plan.

We have examined the Registration Statement and copies of the Company’s Memorandum of Association, Bye-laws, Resolutions of the Board of Directors of the Company authorizing, among other things, the issue of the shares and the Stock Option Plan, and such other documents, records, certificates and other instruments of the company as in our judgment are necessary or appropriate for purposes of this opinion.

We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with originals of all documents submitted to us as copies.

Based on the foregoing, we are of the following opinion:

1.	The Company has been duly incorporated and is validly existing under the laws of Bermuda.

2.	The Shares, when issued and paid for as contemplated by the Company’s Stock Option Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the reference to us in the Registration Statement under the heading “Validity of Common Stock”. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations thereunder.

Yours faithfully

MELLO JONES & MARTIN